EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 (No. 333-272743; No. 333-276998) of Prairie Operating Co. (the “Company”) of our report dated March 18, 2024, relating to the consolidated financial statements of the Company, which appears in this Form 10-K.

/s/ Ham, Langston & Brezina, L.L.P.

Houston, Texas

March 18, 2024